EXHIBITS 5.1 AND 23.2

OPINION OF SCHNEIDER WEINBERGER & BEILLY LLP

Schneider Weinberger & Beilly LLP
2200 Corporate Boulevard, N.W., Suite 210
Boca Raton, FL 33431
Telephone: (561) 362-9595
Facsimile: (561) 362-9612

                                                   August 7, 2007

PetMed Express, Inc.
1441 S.W. 29th Avenue
Pompano Beach, Florida 33069

     Re:  Registration  Statement on Form S-8 (the  "Registration
          Statement");  PetMed  Express,  Inc.  (the   "Company")
          PetMed  Express, Inc. 2006 Employee Equity Compensation
          Restricted Stock Plan (the "Plan")
Gentlemen:

  This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission ("Commission") with respect to the registration by the Company and the resale of an aggregate of 1,000,000 shares of Common Stock, $0.001 par value per share of the Company (the "Shares"). The Shares are covered by the Registration Statement and consist of 1,000,000 shares issuable pursuant to the Plan.

  In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation and By-Laws, the Plan and various other agreements and stock awards, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

  Subject to and in reliance upon the foregoing, we are of the opinion that the Shares issued and to be issued as restricted stock grants under the Plan, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

  We   hereby  consent  to  the  use  of  this  opinion  in   the
Registration  Statement  on  Form  S-8  to  be  filed  with   the
Commission.

                          Very truly yours,


                          /s/ Schneider Weinberger &  Beilly LLP
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                          Schneider Weinberger & Beilly LLP